Exhibit 99.1

Coursera Reports First Quarter 2022 Financial Results

•	Revenue grows 36% year-over-year

•	Platform surpasses 100 million total registered learners

MOUNTAIN VIEW, Calif. (BUSINESS WIRE) – Coursera (NYSE: COUR) today announced financial results for its first quarter ended March 31, 2022.

“More than 100 million learners have come to Coursera for high-quality, affordable education that can unlock advancements in their life and career,” said Coursera CEO Jeff Maggioncalda. “Together with our partners, we’re promoting institutional collaboration between universities, industry, and government to create educational and economic opportunities for learners at rapid speed and scale.”

Financial Highlights for First Quarter 2022

•	Total revenue was $120.4 million, up 36% from $88.4 million a year ago.

•	Gross profit was $77.6 million or 64.5% of revenue, up 57% from $49.5 million a year ago. Non-GAAP gross profit was $78.2 million or 64.9% of revenue, up 58% from $49.6 million a year ago.

•

Net loss was $(38.3) million or (31.8)% of revenue, compared to $(18.7) million or (21.1)% of revenue a year ago. Non-GAAP net loss was $(15.8) million or (13.1)% of revenue, compared to $(13.4) million or (15.1)% of revenue a year ago.

•	Adjusted EBITDA was $(11.0) million or (9.1)% of revenue, compared to $(10.1) million or (11.5)% of revenue a year ago.

•	Net cash used in operating activities was $(38.3) million, compared to $(4.3) million a year ago. Free cash flow was $(42.2) million, compared to $(8.6) million a year ago.

For more information regarding the non-GAAP financial measures discussed in this press release, please see “Non-GAAP Financial Measures” and “Reconciliation of GAAP to Non-GAAP Financial Measures” below.

“We had a strong start to 2022, with first-quarter results that reflect the durable demand we continue to see for high-quality, online learning,” said Ken Hahn, Coursera’s CFO. “We believe our broad catalog of job-relevant content and credentials from recognized, world-class brands is helping to meet the needs of learners and institutions in an increasingly digital world.”

Operating Segment Highlights

•	Consumer revenue for the first quarter was $68.1 million, up 31% from a year ago on strong demand for our job-relevant portfolio of entry-level Professional Certificates and continued adoption of our Coursera Plus subscription offering. Segment gross margin was $48.3 million, or 71% of Consumer revenue, compared to 57% a year ago. The company added 5 million new registered learners during the quarter for a total of 102 million.

•

Enterprise revenue for the first quarter was $39.0 million, up 59% from a year ago on broad strength across business, government, and campus customers. The total number of Paid Enterprise Customers increased to 917, up 91% from a year ago. Segment gross margin was $28.0 million, or 72% of Enterprise revenue, compared to 68% a year ago. Our Net Retention Rate (NRR) for Paid Enterprise Customers was 109%.

•

Degrees revenue for the first quarter was $13.3 million, up 11% from a year ago on the scaling of student cohorts in new and existing programs. Segment gross margin was 100% of Degrees revenue as there is no content cost attributable to the Degrees segment. The total number of Degrees Students reached 16,481, up 22% from a year ago.

All key business metrics are as of March 31, 2022. For more information regarding the metrics discussed in this press release, please see “Key Business Metrics Definitions” below.

Content, Customer, and Platform Highlights

•	Content and Credentials:

•

Expanded our relationship with Pontificia Universidad Católica de Chile (UC Chile) with 4 new master’s degree programs, building on the success of their 35 open courses to now provide world-class degrees to Spanish-speaking students.

•

Welcomed 3 top-tier university partners in the Middle East, including Al Faisal University (Saudi Arabia), Jordan University of Science and Technology (Jordan), and Khalifa University (UAE), bringing our total number of partners in the region to 8.

•

Announced 2 new stackable graduate certificates from the University of Illinois at Urbana-Champaign, which stack directly into 3 master’s programs, providing learners with job-relevant skills today and a building block towards a degree in the future.

•	Enterprise Customers:

•

Coursera for Business signed new and expanded partnerships with leading brands across the world, including Claro Colombia (Colombia), Coca-Cola İçecek (Turkey), Hertz Corp (U.S.), Sinarmas Mining (Indonesia), and Toyota Motor North America R&D (U.S.).

•

Coursera for Government announced its largest workforce development partnership to date with the Milken Center for Advancing the American Dream (MCAAD), a 3-year initiative designed to prepare 200,000 Americans from underrepresented communities to enter high-growth digital jobs while earning eligible credit toward a degree.

•

Coursera for Campus partnered with higher education institutions around the globe to equip students with job-relevant skills, including Lagos Business School (Nigeria), UniMinuto (Colombia), and Symbiosis International (India).

•	Learning Platform:

•

Partnered with the University of Michigan to create the first immersive learning courses on Coursera using extended reality (XR) to enable social learning through role-play simulations and expand access to affordable, practical training in higher-risk fields such as mobility, manufacturing, and healthcare.

•

Expanded our LevelSets offering from approximately 20 data and analytics-focused skills assessments to more than 60 assessments covering additional critical skill domains like technology, finance, and marketing.

•	Enhanced our content ingestion solution with self-serve Canvas ingestion, allowing educators to more quickly and seamlessly migrate online courses to Coursera.

Highlights reflect developments since December 31, 2021 through today’s announcement. For additional information on these developments, see the Coursera Blog at blog.coursera.org.

Financial Outlook

•	Second quarter 2022:

•	Revenue in the range of $128 to $132 million

•	Adjusted EBITDA in the range of $(15.0) to $(18.0) million

•	Full year 2022:

•	Revenue in the range of $538 to $546 million

•	Adjusted EBITDA in the range of $(45.5) to $(51.5) million

Actual results may differ materially from Coursera’s Financial Outlook as a result of, among other things, the factors described under “Special Note on Forward-Looking Statements” below.

A reconciliation of our non-GAAP guidance measure (Adjusted EBITDA) to the corresponding GAAP guidance measure is not available on a forward-looking basis without unreasonable effort due to the uncertainty regarding, and the potential variability of, expenses that may be incurred in the future. Stock-based compensation expense-related charges, including employer payroll tax-related items on employee stock transactions, are impacted by the timing of employee stock transactions, the future fair market value of our common stock, and our future hiring and retention needs, all of which are difficult to predict and subject to constant change. We have provided a reconciliation of GAAP to non-GAAP financial measures in the financial statement tables for our historical non-GAAP financial results included in this press release.

Conference Call Details

As previously announced, Coursera will hold a conference call to discuss its first quarter 2022 performance today, April 27, 2022 at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time).

A live, audio-only webcast of the conference call and earnings release materials will be available to the public on the company’s Investor Relations page at investor.coursera.com. For those unable to listen to the broadcast live, an archived replay will be accessible in the same location for one year.

Disclosure Information

In compliance with disclosure obligations under Regulation FD, Coursera announces material information to the public through a variety of means, including filings with the Securities and Exchange Commission (“SEC”), press releases, company blog posts, public conference calls, and webcasts, as well as via Coursera’s investor relations website.

About Coursera

Coursera was launched in 2012 by two Stanford Computer Science professors, Andrew Ng and Daphne Koller, with a mission to provide universal access to world-class learning. It is now one of the largest online learning platforms in the world, with 102 million registered learners as of March 31, 2022. Coursera partners with over 250 leading university and industry partners to offer a broad catalog of content and credentials, including courses, Specializations, Professional Certificates, Guided Projects, and bachelor’s and master’s degrees. Institutions around the world use Coursera to upskill and reskill their employees, citizens, and students in fields such as data science, technology, and business. Coursera became a B Corp in February 2021.

Contacts

For investors: Cam Carey, ir@coursera.org

For media: Anne Espiritu, press@coursera.org

# # #

Key Business Metrics Definitions

Registered Learners

We count the total number of registered learners at the end of each period. For purposes of determining our registered learner count, we treat each customer account that registers with a unique email as a registered learner and adjust for any spam, test accounts, and cancellations. Our registered learner count is not intended as a measure of active engagement. New registered learners are individuals that register in a particular period.

Paid Enterprise Customers

We count the total number of Paid Enterprise Customers at the end of each period. For purposes of determining our customer count, we treat each customer account that has a corresponding contract as a unique customer, and a single organization with multiple divisions, segments, or subsidiaries may be counted as multiple customers. We define a “Paid Enterprise Customer” as a customer who purchases Coursera via our direct sales force. For purposes of determining our Paid Enterprise Customer count, we exclude our Enterprise customers who do not purchase Coursera via our direct sales force, which include organizations engaging on our platform through our Coursera for Teams offering or through our channel partners.

Net Retention Rate (“NRR”) for Paid Enterprise Customers

We calculate annual recurring revenue (“ARR”) by annualizing each customer’s monthly recurring revenue (“MRR”) for the most recent month at period end. We calculate “Net Retention Rate” as of a period end by starting with the ARR from all Paid Enterprise Customers as of the 12 months prior to such period end, or Prior Period ARR. We then calculate the ARR from these same Paid Enterprise Customers as of the current period end (“Current Period ARR”). Current Period ARR includes expansion within Paid Enterprise Customers and is net of contraction or attrition over the trailing 12 months, but excludes revenue from new Paid Customers in the current period. We then divide the total Current Period ARR by the total Prior Period ARR to arrive at our Net Retention Rate.

Number of Degrees Students

We count the total number of Degrees students for each period. For purposes of determining our Degrees student count, we include all the students that are matriculated in a degree program and who are enrolled in one or more courses in such degree program during the period. If a degree term spans across multiple quarters, said student is counted as active in all quarters of the degree term. For purposes of determining our Degrees student count, we do not include students who are matriculated in the degree but are not enrolled in a course in that period.

Non-GAAP Financial Measures

In addition to financial information presented in accordance with GAAP, this press release includes non-GAAP gross profit, non-GAAP net loss, Adjusted EBITDA, Adjusted EBITDA margin, and Free Cash Flow, each of which is a non-GAAP financial measure. These are key measures used by our management to help us analyze our financial results, establish budgets and operational goals for managing our business, evaluate our performance, and make strategic decisions. Accordingly, we believe that these non-GAAP financial measures provide useful information to investors and others in understanding and evaluating our operating results in the same manner as our management and board of directors. In addition, we believe these measures are useful for period-to-period comparisons of our business. We also believe that the presentation of these non-GAAP financial measures provides an additional tool for investors to use in comparing our core business and results of operations over multiple periods with other companies in our industry, many of which present similar non-GAAP financial measures to investors, and to analyze our cash performance. However, the non-GAAP financial measures presented may not be comparable to similarly titled measures reported by other companies due to differences in the way that these measures are calculated. These non-GAAP financial measures are presented for supplemental informational purposes only and should not be considered as a substitute for or in isolation from financial information presented in accordance with GAAP. These non-GAAP financial measures have limitations as analytical tools.

Non-GAAP Gross Profit and Non-GAAP Net Loss

We define non-GAAP gross profit and non-GAAP net loss as GAAP gross profit and GAAP net loss excluding the impact of stock-based compensation and payroll tax expense related to stock-based activities. We believe the presentation of these adjusted operating results provides useful supplemental information to investors and facilitates the analysis and comparison of our operating results across reporting periods.

Adjusted EBITDA and Adjusted EBITDA Margin

We define Adjusted EBITDA as our GAAP net loss excluding: (1) depreciation and amortization; (2) interest income, net; (3) stock-based compensation; (4) income tax expense; and (5) payroll tax expense related to stock-based activities. We define Adjusted EBITDA margin as Adjusted EBITDA divided by revenue.

Free Cash Flow

Free Cash Flow is a non-GAAP financial measure that we calculate as net cash provided by (used in) operating activities, less cash used for purchases of property, equipment, software, and capitalized internal-use software costs. Purchases of property, equipment, and software and capitalized internal-use software costs are considered necessary components of our ongoing operations.

Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures are included in the Appendix.

Special Note on Forward-Looking Statements

This press release contains forward-looking statements that involve substantial risks and uncertainties. Any statements contained in this press release that are not statements of historical facts may be deemed to be forward-looking statements. In some cases, you can identify forward-looking statements by terms such as: “accelerate,” “anticipate, “believe,” “can,” “continue,” “could,” “demand,” “estimate,” “expand,” “expect,” “intend,” “may,” “might,” “objective,” “ongoing,” “outlook”, “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would,” or the negative of these terms, or other comparable terminology intended to identify statements about the future. These forward-looking statements include, but are not limited to, statements regarding: Coursera’s growing prominence as a global destination for learners seeking job-relevant skills and the platform through which institutions are driving collaboration; broadening access to higher education and creating a new and inclusive learning model; the demand for online learning; anticipated features and benefits of our customer and partner relationships and our content and platform offerings; the anticipated utility of non-GAAP financial measures; anticipated growth rates; and our financial outlook, future financial performance, and expectations, among others. These forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from the information expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, the following: our ability to manage our growth; our limited operating history; the nascency of online learning solutions and risks related to market adoption of online learning; our ability to maintain and expand our partnerships with our university and industry partners and to create opportunities with new partners; our dependence on our partners for content available on our platform; our ability to attract and retain learners; our ability to increase sales of our Enterprise offering; our ability to compete effectively; the COVID-19 pandemic’s impact on our business and our industry; regulatory matters impacting us or our partners; risks related to intellectual property; cybersecurity and privacy risks and regulations; potential disruptions to our platform; risks related to international operations, including regulatory, economic, and geopolitical conditions, and our status as a B Corp, as well as the risks and uncertainties discussed in our Annual Report on Form 10-K for the year ended December 31, 2021 and as detailed from time to time in our SEC filings. You should not rely upon forward-looking statements as predictions of future events. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee that the future results, levels of activity, performance, or events and circumstances reflected in the forward-looking statements will be achieved or occur. Moreover, neither we nor any other person assumes responsibility for the accuracy and completeness of the forward-looking statements. Such forward-looking statements relate only to events as of the date of this press release. We undertake no obligation to update any forward-looking statements except to the extent required by law.

Coursera Inc.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

(In thousands, except shares and per share data)

	Quarter Ended March 31,
	2022	2021
Revenue	$120,433	$88,362
Cost of revenue(1)	42,803	38,826

Gross profit	77,630	49,536

Operating expenses:
Research and development(1)	37,955	22,140
Sales and marketing(1)	51,667	32,613
General and administrative(1)	25,178	13,144

Total operating expenses	114,800	67,897

Loss from operations	(37,170)	(18,361)
Interest income	335	80
Other expense, net	(425)	(7)

Loss before income taxes	(37,260)	(18,288)
Income tax expense	1,008	375

Net loss	$(38,268)	$(18,663)

Net loss per share—basic and diluted	$(0.27)	$(0.45)

Weighted-average shares used in computing net loss per share—basic and diluted	143,026,907	41,218,355

(1)	Includes stock-based compensation expense as follows:

	Quarter Ended March 31,
	2022	2021
Cost of revenue	$577	$107
Research and development	9,743	2,028
Sales and marketing	6,274	1,347
General and administrative	5,384	1,802

Total stock-based compensation expense	$21,978	$5,284

Coursera Inc.

CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)

(In thousands)

	March 31, 2022	December 31, 2021
Assets
Current assets:
Cash and cash equivalents	$361,315	$580,658
Marketable securities	419,104	241,117
Accounts receivable, net	54,185	34,396
Deferred costs, net	20,031	19,666
Prepaid expenses and other current assets	23,269	16,494

Total current assets	877,904	892,331
Property, equipment and software, net	26,403	24,725
Operating lease right-of-use assets	15,050	16,321
Intangible assets, net	9,703	10,091
Restricted cash	2,061	2,061
Other assets	15,743	13,381

Total assets	$946,864	$958,910

Liabilities and Stockholders’ Equity
Current liabilities:
Educator partners payable	$53,897	$49,206
Other accounts payable and accrued expenses	11,263	23,257
Accrued compensation and benefits	16,036	18,353
Operating lease liabilities, current	8,060	8,031
Deferred revenue, current	106,836	94,637
Other current liabilities	7,745	7,639

Total current liabilities	203,837	201,123
Operating lease liabilities, non-current	10,278	11,864
Deferred revenue, non-current	3,109	3,851
Other liabilities	955	559

Total liabilities	218,179	217,397

Stockholders’ equity:
Common stock	1	1
Additional paid-in capital	1,262,283	1,235,231
Treasury stock, at cost	(4,701)	(4,701)
Accumulated other comprehensive loss	(1,864)	(252)
Accumulated deficit	(527,034)	(488,766)

Total stockholders’ equity	728,685	741,513

Total liabilities and stockholders’ equity	$946,864	$958,910

Coursera Inc.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

(In thousands)

	Quarter Ended March 31,
	2022	2021
Cash flows from operating activities:
Net loss	$(38,268)	$(18,663)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	4,182	2,931
Stock-based compensation	21,978	5,284
Amortization of marketable securities, net	510	177
Other	2,119	98
Changes in operating assets and liabilities:
Accounts receivable, net	(19,997)	5,041
Prepaid expenses and other assets	(11,467)	260
Operating lease right-of-use assets	1,271	1,345
Accounts payable and accrued expenses	(6,670)	(3,032)
Accrued compensation and other liabilities	(1,815)	(4,330)
Operating lease liabilities	(1,557)	(1,582)
Deferred revenue	11,457	8,124

Net cash used in operating activities	(38,257)	(4,347)

Cash flows from investing activities:
Purchases of marketable securities	(180,552)	—
Proceeds from maturities of marketable securities	—	82,500
Purchases of property, equipment and software	(400)	(307)
Capitalized internal-use software costs	(3,544)	(3,985)
Purchases of content assets	(617)	(170)

Net cash (used in) provided by investing activities	(185,113)	78,038

Cash flows from financing activities:
Proceeds from exercise of stock options	6,947	8,564
Payment of deferred offering costs	(295)	(4,061)
Payment of tax withholding on vesting of restricted stock units	(2,625)	—

Net cash provided by financing activities	4,027	4,503

Net (decrease) increase in cash, cash equivalents, and restricted cash	(219,343)	78,194
Cash, cash equivalents, and restricted cash—Beginning of period	582,719	82,426

Cash, cash equivalents, and restricted cash—End of period	$363,376	$160,620

Reconciliation of cash, cash equivalents and restricted cash:
Cash and cash equivalents	$361,315	$158,072
Restricted cash	2,061	2,548

Total cash, cash equivalents, and restricted cash	$363,376	$160,620

Coursera Inc.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES (Unaudited)

(In thousands)

	Quarter Ended March 31,
	2022	2021
Gross profit	$77,630	$49,536
Stock-based compensation expense	577	107
Payroll tax expense related to stock-based activities	10	1

Non-GAAP gross profit	$78,217	$49,644

Net loss	$(38,268)	$(18,663)
Stock-based compensation expense	21,978	5,284
Payroll tax expense related to stock-based activities	465	27

Non-GAAP net loss	$(15,825)	$(13,352)

	Quarter Ended March 31,
	2022	2021
Net loss	$(38,268)	$(18,663)
Depreciation and amortization	4,182	2,931
Interest income, net	(335)	(80)
Stock-based compensation	21,978	5,284
Income tax expense	1,008	375
Payroll tax expense related to stock-based activities	465	27

Adjusted EBITDA	$(10,970)	$(10,126)

Net loss margin	(32)%	(21)%

Adjusted EBITDA margin	(9)%	(11)%

	Quarter Ended March 31,
	2022	2021
Net cash used in operating activities	$(38,257)	$(4,347)
Less: purchases of property, equipment and software	(400)	(307)
Less: capitalized internal-use software costs	(3,544)	(3,985)

Free Cash Flow	$(42,201)	$(8,639)